Exhibit 1.1

THE ROYAL BANK OF SCOTLAND PLC
THE ROYAL BANK OF SCOTLAND GROUP PLC

RBS NotesSM

U.S. DISTRIBUTION AGREEMENT

August 25, 2010

To	the Agent listed on the
signature pages hereof and
each person that shall
have become an Agent as
provided in Section 3(f)
hereof:

Dear Sirs and Mesdames:

The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland, United Kingdom (the “Issuer”), and The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of Scotland, United Kingdom (the “Guarantor”) confirm their agreement with each of you (individually an “Agent” and collectively the “Agents”) with respect to the issue and sale from time to time by the Issuer (each, an “offering”) of its senior notes designated as RBS NotesSM (the “Notes”).

The Notes will be entitled to the benefit of a full and unconditional guarantee (the “Guarantee”) by the Guarantor as set forth in the Indenture, as defined below, pursuant to which the Guarantor will guarantee the obligations of the Issuer under the Notes.

The Notes will be issued as senior indebtedness of the Issuer pursuant to the provisions of an Amended and Restated Indenture dated as of August 13, 2010 among the Issuer, the Guarantor, and The Bank of New York Mellon, acting through its London Branch, as supplemented by the First Supplemental Indenture dated as of August 25, 2010 among the Issuer, the Guarantor, The Bank of New York Mellon, acting through its London Branch, Wilmington Trust Company, as trustee for the Notes (the “Trustee”) and Citibank, N.A., as securities administrator for the Notes (the “Securities Administrator”).  Such Amended and Restated Indenture, as supplemented by such First Supplemental Indenture and as may be supplemented or amended from time to time is herein referred to as the “Indenture.”

Pursuant to the Administration Agreement dated as of August 25, 2010 (as may be amended from time to time, the “Administration Agreement”) among the Issuer, the Guarantor, the Trustee and the Securities Administrator, the Securities Administrator will be the Authenticating Agent, Paying Agent, Senior Debt Securities Registrar and Transfer Agent for the Notes.

The Notes will have the maturities, interest rates, and other terms as set forth in supplements to the Base Prospectus referred to below.

For each offering of the Notes, the Issuer and the Guarantor will appoint, pursuant to a Selling Agency Invitation (substantially in the form of Exhibit A) or other reasonable means as agreed between the parties, some or all of the Agents as their exclusive selling agents for the purposes of soliciting and receiving offers to purchase Notes by others. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree, upon such appointment, to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Issuer at such times and in such amounts as the Issuer shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a “Terms Agreement”) in accordance with the provisions of Section 3(b) hereof.

The Issuer and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration Statement Nos. 333-162219 and 333-162219-01), including a prospectus, relating to the Notes and the Guarantee that became automatically effective under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, including the exhibits thereto, as amended or supplemented from time to time, is hereinafter referred to as the “Registration Statement”. The Issuer and the Guarantor have filed with the Commission pursuant to Rule 424 under the Securities Act, a prospectus dated May 18, 2010 that describes certain terms of the Notes and Guarantee, which is hereinafter referred to as the “Base Prospectus.”  The Issuer and the Guarantor have filed with the Commission pursuant to Rule 424 under the Securities Act a supplement to the Base Prospectus dated August 25, 2010 that describes certain terms of the Notes and Guarantee, which is hereinafter referred to as the “Prospectus Supplement.”  The Issuer and the Guarantor propose to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act further supplements to the Base Prospectus that will describe specific terms of the Notes. The term “Preliminary Prospectus” means the Base Prospectus, together with the Prospectus Supplement, any product supplement, any underlying supplement and any preliminary pricing supplement specifically relating to a particular offering of Notes and the Guarantee as filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, any product supplement, any underlying supplement and the final pricing supplement or supplements specifically relating to a particular offering of

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Notes and the Guarantee, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms “Base Prospectus,” “Prospectus Supplement,” “Preliminary Prospectus,” “Time of Sale Information” (as defined below) and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein.

The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus that has been prepared by RBS Securities Inc. and approved by the Issuer and filed with the Commission in accordance with Rule 433(d) of the Securities Act (including a free writing prospectus containing solely a description of the final terms of the Notes and Guarantee) or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is prepared by RBS Securities Inc. “Time of Sale Information” in connection with an offering means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any. “Time of Sale” as used herein shall occur when the Time of Sale Information shall be made available to the Agents for electronic delivery to purchasers. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference that are filed subsequent to the date of the Base Prospectus by the Issuer and the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Representations and Warranties of the Issuer and the Guarantor. Each of the Issuer and the Guarantor represents and warrants to and agree with you as of the Commencement Date, as of each date on which you solicit offers to purchase Notes following your appointment as a selling agent pursuant to a Selling Agency Invitation, or other reasonable means as agreed by the parties, as of each date on which the Issuer accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement) and as of each date the Issuer issues and delivers Notes, as follows:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or

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supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(a) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Guarantor or the Issuer in writing by you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee and (2) the representations and warranties set forth in clauses (ii), (iii) and (iv) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Notes or on which the Issuer accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Base Prospectus (other than the Prospectus Supplement).

(b) The Time of Sale Information immediately prior to the time of each sale of the Notes in connection with an offering, as then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Information based upon information relating to you furnished to the Issuer or the Guarantor in writing by you expressly for use therein.

(c) Neither the Issuer nor the Guarantor are an “ineligible issuer” in connection with the offering of Notes pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Issuer and the Guarantor are required to file pursuant to Rule 433(d) under the Securities Act will be filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Issuer and the Guarantor are required to file pursuant to Rule 433(d) under the Securities Act will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for Permitted Free Writing Prospectuses, the Issuer and the Guarantor have not prepared, used or referred to, and will not, without the prior consent of RBS Securities Inc. prepare, use or refer to, any free writing prospectus.

(d) The Issuer and the Guarantor have been duly incorporated in, and are validly registered under the laws of, Scotland and have the power and authority (corporate and other) to own, lease and operate their

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properties and conduct their businesses as described in the Time of Sale Information.

(e) Each subsidiary of the Issuer and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (where such legal concept has relevance), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires qualification, except to the extent that the failure to be so qualified or be in good standing or the failure to have such power and authority would not have a material adverse effect on the Issuer, the Guarantor and their subsidiaries, taken as a whole.

(f) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Issuer and the Guarantor.

(g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Issuer and the Guarantor and is a valid and binding agreement of each of the Issuer and the Guarantor, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(h) The Administration Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantor and is a valid and binding agreement of each of the Issuer and the Guarantor, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(i) The forms of Notes and Guarantee have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, (i) the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer and (ii) the Guarantee will be entitled to the benefits of the

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Indenture and will be a valid and binding obligation of the Guarantor, each enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(j) The execution and delivery by the Issuer and the Guarantor of this Agreement, the Notes, the Indenture, the Administration Agreement and any applicable Written Terms Agreement, and the performance by the Issuer and the Guarantor of their respective obligations under this Agreement, the Notes, the Indenture, the Administration Agreement and any applicable Terms Agreement, will not contravene any provision of applicable law or the memorandum and articles of association of either the Issuer or the Guarantor or any agreement or other instrument binding upon the Issuer or the Guarantor or any of their subsidiaries that is material to the Issuer, the Guarantor and their subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or the Guarantor or any of their subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer and the Guarantor of their obligations under this Agreement, the Notes, the Indenture, the Administration Agreement and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Guarantor and any of their subsidiaries, taken as a whole, from that set forth in the Time of Sale Information.

(l) There are no legal or governmental proceedings pending or, to the Issuer’s or the Guarantor’s knowledge, threatened to which the Issuer, the Guarantor or any of their subsidiaries is a party or to which any of the properties of the Issuer or the Guarantor or any of their subsidiaries are subject that are required to be described in the Registration Statement or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or

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incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required. The Time of Sale Information contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(m) Each of the Issuer, the Guarantor and their respective subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Time of Sale Information, except to the extent that the failure to obtain or file would not have a material adverse effect on the Issuer, the Guarantor or their subsidiaries, taken as a whole.

(n) Neither the Issuer nor the Guarantor is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Immediately after any sale of Notes by the Issuer and the Guarantor hereunder or under any Terms Agreement, the aggregate amount of Notes outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors of the Issuer or the Guarantor.

(p) The Registration Statement has become effective and constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) filed within three years of the date hereof; the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Guarantor; and the Guarantor is a “well-known seasoned issuer” as defined in Rule 405, and neither the Issuer nor the Guarantor is an “ineligible issuer,” as defined in Rule 405 at the “determination dates” relevant to the offering and sale of Notes under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, to the knowledge of the Issuer or the Guarantor, for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.

(q) Each of the Issuer and the Guarantor hereby acknowledges that the Agents will be acting pursuant to a contractual relationship on an

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arm’s length basis and in no event do the parties intend that the Agents act or be responsible as a fiduciary to the Issuer or the Guarantor, their management, stockholders, creditors or any other person. Each of the Issuer, the Guarantor and the Agents hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own independent judgments with respect to any transactions entered into between them.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(a)(ii), (iii) and (iv), 1(b),  1(i) (except as to due authorization of the Notes and the Guarantee) and 1(j), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Notes, with respect to any Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with either the Issuer or the Guarantor, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

2. Representations and Warranties of Agents. Each of the Agents represents and warrants to and agrees with the Issuer and the Guarantor, as of each date on which you solicit offers to purchase Notes following your appointment as a selling agent pursuant to a Selling Agency Invitation or other reasonable means as agreed by the parties, as of each date on which the Issuer accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement) and as of each date the Issuer issues and delivers Notes:

(a) You represent and warrant that you are actually engaged in the investment banking or securities business and that you are either (A) a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (B) a foreign bank, dealer or institution not eligible for membership in FINRA and not registered under the Exchange Act (a “non-member foreign dealer”). If you are a non-member foreign dealer, you agree to comply with FINRA Rule 5130. In addition, if you are a non-member foreign dealer, you agree to comply, as though you were a member of FINRA, with the provisions of NASD Rules 2730, 2740, 2750 and 2420. You represent and warrant that you are fully familiar with the above provisions of the Rules. You further represent, by your participation in any offering of Notes, that you have provided to the Issuer all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to Section (b)(6) of FINRA Rule 5100 (the “Financing Rule”) as such requirements relate to such offering, including, but not limited to information with respect to (x) any arrangement during the period beginning 180 days immediately preceding the required filing date

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of an offering and through the pricing date (the “Survey Period”), which arrangement provides for the receipt of any item of value or the transfer of any warrants, options, or other securities from the Issuer or the Guarantor to you or your related person(s), (y) any acquisitions of unregistered equity securities of the Issuer or the Guarantor by you or your related person(s) during the Survey Period, or (z) any new arrangement that provides for the receipt of any additional item of value by you or your related person(s) between the pricing date of an offering and the date ending 90 days immediately thereafter. Terms used in clauses (x), (y) and (z) of the previous sentence and not otherwise defined shall have the respective meanings given to them in the Financing Rule.

(b) You agree that, in connection with any purchase or sale of the Notes wherein a selling concession, discount or other allowance is received or granted, (1) you will comply with the provisions of NASD Rule 2740 and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provision of NASD Rules 2730, 2740 and 2750 and (b) with NASD Rule 2420 as that Rule applies to a non-FINRA member broker or dealer in a foreign country.

(c) You represent and warrant that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws (including, but not limited to, Release 33-7856 (May 4, 2000) and Release 33-7233 (October 6, 1995)) and the NASD Notice – to – Members 98-3 (January 1998) concerning delivery of documents by broker dealers through electronic media. You agree that you will comply therewith in connection with the delivery of the Time of Sale Information to purchasers of the Notes.

(d) You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from the Issuer, the Guarantor or any other Agent or any of their respective affiliates regarding the suitability of the Notes for any investor.

(e) You acknowledge that you are familiar with the requirements of NASD Notice-to-Members 88-101 relating to participation by FINRA members in shelf offerings, NASD Notice-to-Members 05-59 concerning FINRA members’ obligations when selling structured products and NASD Notice – to –  Members 05-26 recommending best practices for reviewing new products. You agree to comply therewith in connection with any offering of Securities.

(f) You agree that in selling Notes you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and

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regulations of the Commission thereunder, the applicable rules and regulations of FINRA and the applicable rules and regulations of any securities exchange having jurisdiction over the offering of the Notes, including NASD Rule 2310, New York Stock Exchange Rule 405, NASD Notice – to – Members 03-71 and any other laws, rules or regulations regarding suitability or diligence of accounts.

(g) You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.

(h) You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.

(i) You represent and warrant that you are familiar with Rule 173 under the Securities Act and agree that you will comply therewith. You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the Securities Act) concerning the Notes, the Issuer or the Guarantor, (including without limitation any free writing prospectus and any information furnished by the Issuer or the Guarantor but not incorporated by reference into the Preliminary Prospectus or Prospectus) other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus. You represent that the Time of Sale Information has been conveyed to each person to whom you sell or deliver Notes prior to entering into a contract of sale with such person. You agree to make a record of your distribution of the Time of Sale Information related to each offering of the Notes. When furnished with copies of any revised Preliminary Prospectus or Permitted Free Writing Prospectus or a new Permitted Free Writing Prospectus revising or supplementing the terms of the Preliminary Prospectus or a previous Permitted Free Writing Prospectus, you will, upon request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus or Permitted Free Writing Prospectus prior to entering into any contract of sale with such person.

(j) You agree that you will not offer or sell the Notes within the European Economic Area unless (i) you have obtained the Issuer’s prior written consent and (ii) you comply with the selling restrictions set forth in Exhibit D hereto and those other restrictions as the Issuer may inform you of from time to time.

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(k) You represent and warrant that you will not sell Notes to or through any dealer unless you have received comparable representations and warranties to those set forth in this Section 2 upon which the Issuer and the Guarantor are also entitled to rely.

3. Solicitations as Agents; Purchases as Principal.

(a) Solicitations as Agents. In connection with your actions as selling agents upon appointment pursuant to a Selling Agency Invitation or other reasonable means as agreed by the parties, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Time of Sale Information as then amended or supplemented.

The Issuer reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day’s prior notice from the Issuer, you will forthwith suspend solicitations of offers to purchase Notes from the Issuer until such time as the Issuer has advised you that such solicitation may be resumed. While such solicitation is suspended, neither the Issuer nor the Guarantor shall be required to deliver any certificates, opinions or letters in accordance with Sections 6(a), 6(b) and 6(c); provided, however, that if the Registration Statement, Prospectus, or Prospectus Supplement is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) the specific terms of the Notes, or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Issuer and the Guarantor have delivered such certificates, opinions and letters as you may request.

The Issuer agrees to pay to you, as consideration for the sale of each security resulting from a solicitation made or an offer to purchase received by you in connection with an offering in which you were appointed as a selling agent under a Selling Agency Invitation or other reasonable means as agreed by the parties, a commission equal to between 0.05% and 8% (depending upon such Note’s maturity) of the principal amount of such Note (provided that the commission for Notes having a maturity of 30 years or greater will be negotiated) or such other discount as may be specified in the Time of Sale Information or Selling Agency Invitation relating to such Note.

Subject to compliance with any applicable laws and regulations, including the rules of FINRA, you may use all or a portion of the commission paid to you by the Issuer in connection with an offering of the Notes as contemplated by this Section 3 to pay other dealers you have appointed in connection with such offering in the form of selling

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concessions, additional fees payable upon maturity of the Notes based on the performance of the Notes sold and/or additional fees payable annually based on the amount of Notes sold by such dealer in a particular calendar year; provided that the aggregate amount of such selling concessions and additional fees paid to all dealers for an offering shall not exceed 8% of the offering proceeds from such offering.

You shall communicate to the Issuer, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Issuer. The Issuer shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

(b) Purchases as Principal. Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Issuer will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by you. Each Terms Agreement will take the form of either (i) a written agreement between you and the Issuer, which may be substantially in the form of Exhibit A hereto (a “Written Terms Agreement”), or (ii) an oral agreement between you and the Issuer confirmed in writing by you to the Issuer.

Your commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Issuer and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Issuer for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the Issuer pursuant to Section 6 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes, as the case may be, by you.

Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes, as the case may be. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date

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of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a “Settlement Date.”

Unless otherwise specified in a Terms Agreement, if you are purchasing Notes, as principal you may resell such Notes to other dealers, at a discount or discounts such as you may determine provided that each such discount, shall not exceed the amount set forth in the Time of Sale Information relating to such Notes.

(c) Administrative Procedures. You and the Issuer agree to perform the respective duties and obligations specifically provided to be performed in the RBS NotesSM Administrative Procedures (attached hereto as Exhibit C) (the “Administrative Procedures”), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Issuer and you.

(d) Delivery. The documents required to be delivered by Section 5 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Issuer upon receipt of a Selling Agency Invitation, or pursuant to other reasonable means as agreed by the parties, shall be delivered at the office of Davis Polk & Wardwell llp, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Issuer may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes pursuant to such Offering and (ii) the first date on which the Issuer accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the “Commencement Date.”

(e) Free Writing Prospectuses. In connection with your actions hereunder, you covenant that, unless you obtain the prior consent of the Issuer and the Guarantor, you will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission.

(f) The Issuer may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Notes (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to a letter (an “Agent Accession Letter”) substantially in the form attached hereto as Exhibit E to this Agreement, whereupon each such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder.  If

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the Issuer shall appoint any Additional Agent(s) pursuant to an Agent Accession Letter in accordance with this subsection (f), the Issuer shall provide each Agent with a copy of such executed Agent Accession Letter.

4. Agreements. The Issuer and the Guarantor on the one hand, and you on the other hand, agree that:

(a) Prior to the termination of any offering of the Notes pursuant to any Terms Agreement, neither the Issuer nor the Guarantor will file any pricing supplement or free writing prospectus relating to the Notes or any amendment to the Registration Statement unless either the Issuer or the Guarantor have previously furnished to you a copy thereof for your review and will not file any such proposed supplement, amendment or free writing prospectus to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Guarantor’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Issuer or the Guarantor will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Issuer or the Guarantor will promptly cause each pricing supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Issuer or the Guarantor will promptly advise you (i) of the filing of any amendment or supplement to the Base Prospectus or Prospectus Supplement, (ii) of the filing and effectiveness of any amendment to the Registration Statement or of a replacement registration statement registering the Notes, (iii) of any request by the Commission for any amendment to the Registration Statement (or any such replacement registration statement) or any amendment or supplement to the Base Prospectus or Prospectus Supplement or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement (or any such replacement registration statement) or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer or the Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as practicable the withdrawal thereof. If the Base Prospectus or Prospectus Supplement is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

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(b) If any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Issuer or the Guarantor, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Issuer or the Guarantor will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Issuer or the Guarantor, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Issuer or the Guarantor shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (g) below and Sections (6a), 6(b) and 6(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(b), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Issuer or the Guarantor will, at their own expense, forthwith prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (g) below and Sections 6(a), 6(b) and 6(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

(c) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of the Issuer or the Guarantor, it is necessary to amend or supplement the Time of Sale

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Information to comply with applicable law, forthwith to prepare, file with the Commission, if necessary, and furnish, at its own expense, to the Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Information is delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will comply with law.

(d) The Guarantor will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, on the earlier of January 1, or July 1 with respect to each sale of Notes.

(e) The Issuer or the Guarantor will furnish to each Agent, without charge, (i) a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, the Time of Sale Information and any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and (ii) in connection with any purchase of Notes pursuant to a Terms Agreement or solicitation of an offer to purchase Notes that is accepted by the Issuer, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Terms Agreement or the acceptance of such offer, as many copies of the Prospectus and the Time of Sale Information as then amended or supplemented (including the pricing supplement relating to the Notes to be purchased pursuant to such Terms Agreement or accepted offer), as you may reasonably request.

(f) The Issuer and the Guarantor will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as you shall reasonably request.

(g) During the term of this Agreement, each of the Issuer and the Guarantor shall furnish to you such relevant documents and certificates of officers of the Issuer and the Guarantor, respectively, relating to their business, operations and affairs, the Registration Statement, the Base Prospectus, any amendments or supplements thereto, the Indenture, the Administration Agreement, the Notes, the Guarantee, the Administrative Procedures, any Terms Agreement, and the performance by the Issuer and the Guarantor of their respective obligations hereunder or thereunder as you may from time to time reasonably request.

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(h) The Issuer or the Guarantor shall notify you promptly in writing of any downgrading that occurs on or following the date hereof, or of its receipt of any notice on or following the date hereof of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer, the Guarantor or any of their securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(i) The Issuer will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Issuer’s counsel and accountants, and of  the Trustee, the Securities Administrator and their counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 4(f), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indenture, and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with FINRA, and (ix) the fees and disbursements of Davis Polk & Wardwell llp.

(j) During the period beginning on the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Issuer will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuer substantially similar to the Notes set forth in such Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Terms Agreement, (B) Notes previously agreed to be sold by the Issuer and (C) commercial paper issued in the ordinary course of business).

5. Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Notes as agent of the Issuer and the Guarantor in connection with any offering of Notes with respect to which you have received a Selling Agency Invitation, or been appointed as a selling agent pursuant to other reasonable means as agreed by the parties, and your obligation to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantor herein, to the accuracy of the statements of the Issuer’s and the Guarantor’s

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officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Issuer and the Guarantor of all covenants and agreements herein contained on their part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your obligation to purchase Notes, at the time the Issuer accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

(a) Prior to such solicitation or purchase, as the case may be:

(i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Guarantor and their subsidiaries, taken as a whole, from that set forth in the Time of Sale Information that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Time of Sale Information;

(iii) there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the London Stock Exchange; (b) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or on commercial banking activities in the United Kingdom declared by UK authorities; and (c) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the purchase of the Notes by you on the terms and in the manner contemplated in the Time of Sale Information; and

(iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or the Guarantor or any of the Issuer’s or the Guarantor’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

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(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Issuer prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

(b) On the Commencement Date, you shall have received:

(i) The opinion, dated as of such date, of Dundas & Wilson CS LLP, Scottish solicitors to the Issuer and Guarantor, or of other counsel satisfactory to you and who may be an officer of the Issuer or the Guarantor, with respect to the matters set forth in Annex I hereto;

(ii) The opinion, dated as of such date, of Linklaters LLP, English Solicitors for the Issuer and Guarantor, or of other counsel satisfactory to you and who may be an officer of the Issuer or the Guarantor, with respect to the matters set forth in Annex II hereto;

(iii) The opinion and letter, each dated as of such date, of Davis Polk & Wardwell llp, U.S. counsel for the Agents, with respect to the matters set forth in Annex III and Annex IV, respectively, hereto.

(c) On the Commencement Date, you shall have received a certificate of the Issuer and the Guarantor, dated the Commencement Date and signed by two authorized signatories of the Issuer and the Guarantor, respectively, to the effect set forth in subparagraph (a)(ii) above, and to the effect that the representations and warranties of the Issuer and the Guarantor contained in this Agreement are true and correct as of such date, that the Issuer and the Guarantor have complied with all of the agreements and satisfied all of the conditions on their parts to be performed or satisfied on or before such date and as to such other matters as you shall reasonably request.

(d) On the Commencement Date, the Guarantor’s independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented, and the Time of Sale Information, provided that each letter

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so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(e) On the Commencement Date the Issuer and the Guarantor shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request. On each Settlement Date with respect to any applicable Terms Agreement, if such Terms Agreement require the delivery of an opinion or a letter from counsel to the Agents, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer and the Guarantor in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

6. Additional Agreements of the Issuer and the Guarantor.

(a) Unless the Issuer has suspended the solicitation of offers to purchase Notes pursuant to Section 3(a), at your request each of the Issuer and the Guarantor will deliver or cause to be delivered forthwith to you a certificate signed by two authorized signatories of the Issuer and the Guarantor, respectively, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(c) in the following circumstances:

(i) at the time of the filing of the annual report on Form 20-F by the Guarantor, or

(ii) at the time of the filing of any interim financial statements on Form 6-K by the Guarantor that are incorporated by reference in the Registration Statement or Prospectus; or

(iii) at any time the Registration Statement or Prospectus is amended or supplemented to provide for a material change directly relating to the offering of the Notes (other than by means of a pricing supplement), which shall not include a change providing for specific terms of the Notes or any change resulting from the merger of any of the Agents, or

(iv) on the Commencement Date if the Issuer and the Guarantor shall determine to file a new registration statement to replace the Registration Statement,

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in each case, provided that your request shall be made at a reasonable time in advance of such filing, amendment or supplement.

(b)  Each time the Issuer and the Guarantor furnish a certificate pursuant to Section 6(a), at your request the Issuer and the Guarantor will furnish or cause to be furnished forthwith to you written opinions and letter of counsel for the Issuer and the Guarantor. Any such opinions or letter shall be dated the date of such filing, amendment or supplement on the Commencement Date, as the case may be, and shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 5(b), but modified to relate to the Registration Statement which incorporates the annual report on Form 20-F, the replacement registration statement, or the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such letter, as the case may be. In lieu of such opinion or letter, counsel last furnishing such an opinion or letter to you may furnish to you a letter to the effect that you may rely on such last opinion or letter to the same extent as though it were dated the date of such letter (except that statements in such last opinion or letter will be deemed to relate to the Registration Statement which incorporates the annual report on Form 20-F, such replacement registration statement or the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such letter).

(c) Each time the Issuer and the Guarantor furnish a certificate pursuant to Section 6(a), at your request the Guarantor shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such filing, amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(d), with regard to the amended, supplemental or new financial information included or incorporated by reference in the Registration Statement (or the replacement registration statement) or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(d) The Issuer will pay the required Commission filing fees related to the Notes within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(e) For purposes of the certificate to be delivered pursuant to Section 6(a)(iv) and the documents to be delivered pursuant to Sections 6(b) and 6(c) in connection with the delivery of such certificate, the term (i) “Registration Statement” shall be deemed to refer to such replacement registration statement, (ii) “Base Prospectus” means the prospectus included in such replacement registration statement that relates to the

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Notes and the Guarantee, (iii) “Prospectus Supplement” means a prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act as a supplement to the Base Prospectus that describes generally the terms of the Notes and the Guarantee (other than a product supplement, underlying supplement, preliminary pricing supplement or final pricing supplement), and (iv) “Commencement Date” means a date as agreed between the parties that in no event will be later than the day prior to the earlier of (1) the date on which you begin solicit offers to purchase Notes offered under such replacement registration statement and (2) the first date on which the Issuer accepts any offer by you to purchase Notes offered under such replacement registration statement as principal.  As of and after the certificate pursuant to Section 6(a)(iv) and the related documents pursuant to Sections 6(b) and 6(c) have been delivered, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

7. Indemnification and Contribution.

(a) The Issuer and the Guarantor agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Information or the Prospectus (as amended or supplemented if the Issuer or the Guarantor shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Issuer or the Guarantor in writing by you expressly for use therein.

(b) You agree to indemnify and hold harmless the Issuer and the Guarantor, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantor to you, but only (i) with reference to information relating to you furnished to the Issuer or the Guarantor in writing by you expressly for use in the Registration Statement or the Prospectus (or any amendments or supplements thereto) or the Time of Sale Information.

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(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a) and (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Issuer or the Guarantor, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an

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unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and you on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Issuer and the Guarantor on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantor on the one hand and you on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Issuer and the Guarantor on the one hand and you on the other hand agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price at which the

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Notes referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Issuer and the Guarantor, their officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of  any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Issuer or the Guarantor, their officers or directors or any person controlling the Issuer or the Guarantor and acceptance of and payment for any of the Notes.

8. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Issuer and the Guarantor (other than Notes sold to you pursuant to a Terms Agreement), you are acting solely as agents of the Issuer and the Guarantor and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. You shall make reasonable efforts to assist the Issuer and the Guarantor in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Issuer and the Guarantor, but you shall not have any liability to the Issuer or the Guarantor in the event any such purchase is not consummated for any reason. If the Issuer or the Guarantor shall default in their respective obligations to deliver Notes to a purchaser whose offer the Issuer has accepted, the Issuer and the Guarantor shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

9. Offering Restrictions.  If any Notes are to be offered outside the United States, you will not offer or sell any such Notes in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Issuer or the Guarantor unless such consent, approval or permission has been previously obtained. Subject to the obligations of the Issuer and the Guarantor set forth in Section 4 of this Agreement, neither the Issuer nor the Guarantor shall have any responsibility for, and it shall by your responsibility to obtain, any consent, approval or permission required by you for the

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subscription, offer, sale or delivery by you of Notes, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

10. Termination. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof. This Agreement may be terminated at any time either by the Issuer and the Guarantor on the one hand or by you on the other hand upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of either parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the third paragraph of Section 3(a), the last sentence of Section 4(b) and 3(c) and Sections 7, 8, 11, 12 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Issuer but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 3(b), 3(c), 4(a), 4(e), 4(f), 4(g), 4(h), 4(j), 5 and 6 shall also survive until such delivery has been made.

11. Advertisements. You agree not to publish or cause to be published or use any written notice, circular, advertisement, letter or communication relating to any offering or proposed offering of the Notes, including, without limitation, any communications within the meaning of Rule 134 under the Securities Act, other than the Prospectus or Time of Sale Information relating to the particular Notes without the prior written consent of the Issuer and the Guarantor.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Agents, at the address beneath such Agent’s signature on the signature page hereof; or, if sent to the Issuer and the Guarantor, will be mailed, delivered or telefaxed and confirmed to the Issuer at RBS Gogarburn, PO Box 1000, Edinburgh, EH12 1HQ, United Kingdom, Attention: Group Secretariat (telefax number: +44 (0) 131-626-3081), with a copy to Daniel N. Budofsky, Esq., Davis Polk & Wardwell llp, 450 Lexington Avenue, New York, New York 10017 (telefax number: 212-450-3800) and RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Paul Immerman (telefax number: 203-873-3747).

13. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 and the purchasers of Notes (to the extent expressly provided in Section 5), and no other person will have any right or obligation hereunder.

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14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

16. Submission to Jurisdiction. The Issuer and the Guarantor agree that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The Issuer and the Guarantor have appointed John Fawcett, Chief Financial Officer, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut, 06901, as their authorized agent (the “Authorized Agent”) upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Agent and each of the Issuer and the Guarantor expressly accept the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Issuer and the Guarantor and such appointment shall have been accepted by such successor authorized agent. The Issuer and the Guarantor each represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer and the Guarantor agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer and the Guarantor shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantor.

17. Judgment Currency. The Issuer and the Guarantor, on the one hand, and the Agents severally, on the other hand, agree, to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as  promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and the Guarantor, on the one hand, and the Agents, on the other hand, and shall continue

27

in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

28

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantor and you.

Very truly yours, THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ Aileen Taylor
Name: Aileen Taylor
Title: Group Secretary

By:	/s/ Alan Mills
Name: Alan Mills
Title: Assistant Secretary

THE ROYAL BANK OF SCOTLAND GROUP PLC
By:	/s/ Aileen Taylor
Name: Aileen Taylor
Title: Group Secretary

By:	/s/ Alan Mills
Name: Alan Mills
Title: Assistant Secretary

[Signature page to U.S. Distribution Agreement]

29

The foregoing U.S. Distribution Agreement
is hereby confirmed and accepted as of the
date first above written.

RBS SECURITIES INC.
By:	/s/ Jamie MacLean
Name: Jamie MacLean
Title: Director

Notices hereunder shall be sent to:

Attention:
Telefax:

[Signature page to U.S. Distribution Agreement]

30

EXHIBIT A

THE ROYAL BANK OF SCOTLAND PLC
THE ROYAL BANK OF SCOTLAND GROUP PLC
SELLING AGENCY INVITATION

Date: [                       ]

To: [Agents]

Reference is made to the U.S. Distribution Agreement dated August 25, 2010 among The Royal Bank of Scotland plc (the “Issuer”), The Royal Bank of Scotland Group plc (the “Guarantor”) and the Agents named therein (the “Distribution Agreement”). Terms not otherwise defined herein shall have the respective meanings assigned to them in the Distribution Agreement.

You are hereby invited to participate in the offering of the Securities described below for the purposes of soliciting and receiving offers to purchase the Securities from the Issuer and the Guarantor by others.

By your acceptance of this Selling Agency Invitation, you hereby reaffirm the representations and warranties contained in Section 2 of the Distribution Agreement.

The Securities

Issuer:	The Royal Bank of Scotland plc
Guarantor	The Royal Bank of Scotland Group plc
Title:	[ ]
Issue Size:	[ ]
Coupon:	[ ]
Denominations:	[ ]
Issue Price:	[ ]
Sales Commission:	[ ]
Proposed Issue Date:	[ ]
Maturity Date:	[ ]
Start of Selling Period/Launch Date:	[ ]
Closing Date:	[ ]
Start of Selling Period:	[ ]

A-1

The terms and conditions of the Securities are set out in the pricing supplement to be used in connection with the offering of the Securities. The Issuer will supply you with, or otherwise make available, a reasonable number of copies of the Time of Sale Information upon request.

Very truly yours,
THE ROYAL BANK OF SCOTLAND PLC

By:
Name:
Title:

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND GROUP PLC
By:
Name:
Title:

By:
Name:
Title:

A-2

EXHIBIT B

THE ROYAL BANK OF SCOTLAND PLC
THE ROYAL BANK OF SCOTLAND GROUP PLC

RBS NOTESSM

NOTES TERMS AGREEMENT

_______________, 20__

THE ROYAL BANK OF SCOTLAND PLC
THE ROYAL BANK OF SCOTLAND GROUP PLC

Attention:

Re:	U.S. Distribution Agreement dated August 25, 2010 (the “U.S. Distribution Agreement”)

The undersigned agrees to purchase your RBS NotesSM having the following terms:

All Notes	Fixed Rate Notes	Floating Rate Notes
Principal Amount:	Interest Rate:	Base Rate:
Purchase Price:	Applicability of Modified Payment upon Acceleration:	Index Maturity:
Price to Public:	If yes, state issue price:	Index Currency:
Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):
Place of Delivery:	Applicability of Annual Interest Payments:	Spread Multiplier:
Specified Currency:	Denominated Currency (if any):	Alternate Rate Event Spread:
Original Issue Date:	Indexed Currency or Currencies (if any):	Initial Interest Rate:
Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:
Maturity Date:	Exchange Rate Agent (if any):	Interest Reset Dates:

All Notes	Fixed Rate Notes	Floating Rate Notes
Optional Repayment Date(s):	Reference Dealers:	Interest Reset Period:
Optional Redemption Date(s):	Face Amount (if any):	Maximum Interest Rate:
Initial Redemption Date:	Fixed Amount of each Indexed Currency (if any):	Minimum Interest Rate:
Initial Redemption Percentage:	Aggregate Fixed Amount of each Indexed Currency (if any):	Interest Payment Period:
Annual Redemption Percentage Reduction:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Calculation Agent:
Ranking:	If yes, state Final Maturity Date:	Reporting Service:
Other Provisions:		Variable Rate Renewable Notes:
Redemption Dates:
Redemption Percentage:
Initial Maturity Date:
Final Maturity Date:
Applicability of Issuer’s Option to Reset Spread or Spread Multiplier:

The provisions of Sections 1, 3(b), 3(c), 3(e), 4 through 7, 9 and 11 through 15 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 4(i), 7, 11, 12, and 14 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

The following information, opinions, certificates, letters and documents referred to in Section 5 of the U.S. Distribution Agreement will be required:

[AGENT]
By:
Name:
Title:

Accepted:
THE ROYAL BANK OF SCOTLAND PLC

By:
Name:
Title:

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND GROUP PLC
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

THE ROYAL BANK OF SCOTLAND PLC
THE ROYAL BANK OF SCOTLAND GROUP PLC

RBS NOTESSM

ADMINISTRATIVE PROCEDURES

______________________

Explained below are the administrative procedures and specific terms of the offering from time to time of senior notes designated as RBS NotesSM (the “Notes”), on a continuous basis by The Royal Bank of Scotland plc (the “Issuer”) pursuant to the U.S. Distribution Agreement, dated as of August 25, 2010 (as may be amended from time to time, the “Distribution Agreement”) between the Issuer, The Royal Bank of Scotland Group plc, as guarantor (the “Guarantor”), and the Agents listed on the signature pages therein (collectively or individually, the “Agent”). The Notes will be issued as senior indebtedness of the Issuer pursuant to the provisions of an Amended and Restated Indenture dated as of August 13, 2010 among the Issuer, the Guarantor, and The Bank of New York Mellon, acting through its London Branch, as supplemented by the First Supplemental Indenture dated as of August 25, 2010 among the Issuer, the Guarantor, The Bank of New York Mellon, acting through its London Branch, Wilmington Trust Company, as trustee for the Notes (the “Trustee”) and Citibank, N.A., as securities administrator for the Notes (the “Securities Administrator”).  Such Amended and Restated Indenture, as supplemented by such First Supplemental Indenture and as may be supplemented or amended from time to time is herein referred to as the “Indenture.”

In the Distribution Agreement, upon appointment pursuant to a Selling Agency Invitation or pursuant to other reasonable means as agreed by the parties, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Issuer. The Agent, as principal, may also purchase Notes for its own account, and if requested by the Agent, the Issuer and the Guarantor, on the one side, and the Agent, on the other side, will enter into a terms agreement (a “Terms Agreement”), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by the Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

Pursuant to the Administration Agreement dated as of August 25, 2010 (as may be amended from time to time, the “Administration Agreement”) among the Issuer, the Guarantor, the Trustee and the Securities Administrator, the Securities Administrator will be the Authenticating Agent, Paying Agent, Senior Debt Securities Registrar and Transfer Agent for the Notes.  The Securities Administrator will perform the duties specified herein.  Each Note will be represented by either (i) a Global Note (as defined below) and delivered to the Securities Administrator, as agent for The Depository Trust Bank (“DTC”), and recorded in the book-entry system maintained by DTC (in the case of a Note, a “Book-Entry Note” or (ii) a certificate delivered to the holder thereof or a person designated by such holder, a “Certificated Note”. Except as set forth in the Indenture, an owner of a Book-Entry Note, as the case may be, will not be entitled to receive a Certificated Note.

Book-Entry Notes, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.

Unless otherwise defined herein, terms defined in the Indenture, the Administration Agreement or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

The Issuer will advise the Agent in writing of the employees of the Issuer with whom the Agent is to communicate regarding offers to purchase Notes and the related settlement details.

PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Securities Administrator will perform the custodial, document control and administrative functions described below.

Issuance:
On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Issuer will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a “Global Note”) representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Note will be dated and issued as of the date of its authentication by the Securities Administrator. Each Global Note, will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes may be payable in either U.S. dollars or other specified currencies. No Global Note will represent, any Certificated Note, as the case may be.

If the Pricing Supplement (as defined herein) provides for an extended offering period beyond the Original Issue Date, then on any subsequent date of settlement for Notes having the same Original Issue Date, Maturity Date and other terms as the Notes represented by such Global Note, the Securities Administrator will annotate the Global Note to indicate the change in aggregate principal amount. Upon such annotation, the Securities Administrator, by means of an instruction originated through DTC’s Deposit/Withdrawal at Custodian (DWAC)

system, will inform DTC to reflect an increase to the aggregate principal amount of the Notes.
Denominations:
Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), and, unless otherwise indicated in the applicable Pricing Supplement, will be denominated in principal amounts not in excess of U.S. $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000, would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note, will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation of Pricing Supplement:
If any order to purchase a Book-Entry Note is accepted by or on behalf of the Issuer, the Issuer will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note. The Issuer (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, (ii) will, promptly and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall reasonably request and (iii) will, on the Agent’s behalf, promptly file such Pricing Supplement with the Financial Industry Regulatory Authority, Inc. (“FINRA”), to the extent then required by FINRA. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:
The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute “settlement” with respect to such Note. All orders accepted by the Issuer will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Issuer to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:
A.	In the case of a Book-Entry Note, the Agent will advise the Issuer by telephone that such Note is a Book-Entry Note and of the following settlement information:
1. Principal amount.
2. Maturity Date.

3.         In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually or quarterly or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

4. Redemption or repayment provisions, if any.
5. Ranking.
6. Settlement date and time (Original Issue Date).
7. Interest Accrual Date.
8. Price.
9. Agent’s commission, if any, determined as provided in the Distribution Agreement.
10. Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price)
11. Whether the Issuer has the option to reset the Spread or Spread Multiplier of the Note.
12. Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.
13. Any other applicable provisions.
B.
The Issuer will advise the Securities Administrator by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedure” “A” above. The Issuer will then assign a CUSIP number to the Global Note representing a Note and will notify the Securities Administrator and the Agent of such CUSIP number(s) by telephone as soon as practicable.

C.
The Securities Administrator will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Corporation:

1. The information set forth in “Settlement Procedure” “A” and “B” above.
2. The Initial Interest Payment Date for the Notes the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such

Initial Interest Payment Date.
3. The CUSIP number of the Global Note.
4. Whether the Global Note will represent any other Book-Entry Note (to the extent known at such time).
5. The number of Participant accounts to be maintained by DTC on behalf of the Agent and the Securities Administrator.
D.	The Securities Administrator will authenticate and deliver the Global Note representing the Note upon its receipt of a written authentication order from the Issuer.
E.	DTC will credit such Note to the Securities Administrator’s participant account at DTC.
F.
The Securities Administrator will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Note, as the case may be, to the Securities Administrator’s participant account and credit such Note to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit the Securities Administrator’s settlement account for an amount equal to the price of such Note, less the Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Securities Administrator to DTC that (a) the Global Note representing a Book-Entry Note has been issued and authenticated and (b) the Securities Administrator is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Securities Administrator and DTC.

G.
Unless the Agent is the end purchaser of the Note,  the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.
I.
The Securities Administrator will credit to the account of the Issuer maintained at JPMorgan Chase Bank, N.A., New York, in funds available for immediate use in the amount transferred to the Securities Administrator in accordance with “Settlement Procedure” “F”.

J.
Unless the Agent is the end purchaser of the Note, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

K.
Monthly, the Securities Administrator will make available to the Issuer a statement setting forth the principal amount of Notes outstanding as of that date under the Indentures, and setting forth a brief description of any sales of which the Issuer has advised the Securities Administrator that have not yet been settled.

Settlement Procedures Timetable:
For sales by the Issuer of Book-Entry Notes to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement Procedure A B C D E F G-H I J-K

                        Time
11:00 A.M. on the sale date
11:00 A.M. on the sale date
12:00 Noon on the sale date
2:00 P.M. on the sale date
9:00 A.M. on the settlement date
10:00 A.M. on the settlement date
2:00 P.M. on the settlement date
4:45 P.M. on the settlement date
5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B”, “C” and “D” shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that “Settlement Procedure” “A” is completed, “Settlement Procedure” “C” and “D” shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. “Settlement Procedure” “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Securities Administrator, after receiving notice from the Issuer or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:
If the Securities Administrator fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to “Settlement Procedure” “G”, the Securities Administrator may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Securities Administrator’s participant account, provided that the Securities Administrator’s participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Securities Administrator will mark such Global Note “canceled,” make appropriate entries in the Securities Administrator’s records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Securities Administrator will exchange such Global Note for two Global Notes one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”, respectively. Thereafter, the Securities Administrator will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note the Securities Administrator will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and will make appropriate entries in its records.

PART II:	ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
The Securities Administrator will serve as registrar in connection with the Certificated Notes.
Issuance:
Each Certificated Note will be dated and issued as of the date of its authentication by the Securities Administrator. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Pricing Supplement:
If any order to purchase a Certificated Note is accepted by or on behalf of the Issuer, the Issuer will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note. The Issuer (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, (ii) will, promptly and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall reasonably request and (iii) will, on the Agent’s behalf, promptly file five copies of such Pricing Supplement with the FINRA, to the extent then required by FINRA. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:
The receipt by the Issuer of immediately available funds in exchange for an authenticated Certificated Note delivered to the Agent and the Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. All offers accepted by the Issuer will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another date.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by the Issuer to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:
A.	In the case of Certificated Notes, the Agent will advise the Issuer by telephone that such Note is a Certificated Note and of the following settlement information:
1. Name in which such Note is to be registered (“Registered Note Owner”).
2. Address of the Registered Note Owner and address for payment of principal and interest.
3. Taxpayer identification number of the Registered Note Owner (if available).
4. Principal amount.
5. Maturity Date.
6. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually or, in the case of a Floating Rate Certificated Note, the

Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

7. Redemption or repayment provisions, if any.
8. Ranking.
9. Settlement date and time (Original Issue Date).
10. Interest Accrual Date.
11. Price.
12. Agent’s commission, if any, determined as provided in the Distribution Agreement.
13. Denominations.
14. Specified Currency.
15. Whether the Note is an OID Note, and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).
16. Whether the Issuer has the option to reset the Spread or Spread Multiplier of the Note.
17. Any other applicable provisions.
B.
The Issuer will advise the Securities Administrator by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure “A” and “B” above, as applicable.

C.
The Issuer will have delivered to the Securities Administrator a pre-printed four-ply packet for each Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Agent and the Securities Administrator, as applicable:

1. Note with customer confirmation.

2. Stub One - For the Securities Administrator.
3. Stub Two - For the Agent.
4. Stub Three - For the Issuer.
D.
The Securities Administrator will with respect to a Note, authenticate such Note and deliver it (with the confirmation) upon receipt of a written authentication order from the Issuer and Stubs One and Two to the Agent. The Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Securities Administrator. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Issuer at the Securities Administrator, or to such other account as the Issuer shall have specified to the Agent and the Securities Administrator in funds available for immediate use, of an amount equal to the price of such Note less the Agent’s commission, if any. In the event that the instructions given by the Agent for payment to the account of the Issuer are revoked, the Issuer will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

E.
Unless the Agent is the end purchaser of such Note, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

F.
The Securities Administrator will send Stub Three to the Issuer by first-class mail. Periodically, the Securities Administrator will also send to the Issuer a statement setting forth, in the case of the Notes, the principal amount of the Notes outstanding as of that date under the Indenture setting forth a brief description of any sales of which the Issuer has advised the Securities Administrator that have not yet been settled.

Settlement Procedures Timetable:	For sales by the Issuer of Certificated Notes to or

For sales by the Issuer of Certificated Notes to or through the Agent (unless  otherwise specified pursuant to a Terms Agreement), Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times in New York City set forth below:

Settlement Procedure A B C D-E F	Time 2:00 P.M. on day before settlement date 2:00 P.M. on day before settlement date 3:00 P.M. on day before settlement date 2:15 P.M. on settlement date 3:00 P.M. on settlement date

Failure to Settle:
If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Issuer and the Securities Administrator by telephone and return such Note to the Securities Administrator. Upon receipt of such notice, the Issuer will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect to such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Issuer will reimburse the Agent or the Securities Administrator, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Securities Administrator will mark such note “canceled,” make appropriate entries in the Securities Administrator’s records and send such Note to the Issuer.

EXHIBIT D
Selling Restrictions

In connection with the distribution of the Notes, each Agent has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by such Agent in connection with the issue or sale of such Notes or any investments representing the Notes in circumstances in which section 21(1) of the FSMA does not, or in the case of the Issuer would not, if the Issuer were not an authorized person apply to the Issuer and the Guarantor and each Agent has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by such Agent in relation to any notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), the Notes will not be offered to the public in that Relevant Member State, except that the Notes may, with effect from and including the Relevant Implementation Date, be offered to the public in that Relevant Member State:

(i)
if the applicable pricing supplement in relation to the Notes specifies that an offer of those Notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided (if applicable) that any such prospectus has subsequently been completed by final terms contemplating such Non-exempt Offer which (if necessary) has been approved as a supplementary prospectus, all in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or pricing supplement, as applicable;

(ii)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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(iii)
at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, all as shown in its last annual or consolidated accounts;

(iv)
at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Agent or Agents nominated by the Issuer for any such offer; or

(v)	at any time in any other circumstances falling under Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes referred to in (ii) to (v) above shall require the publication by the Issuer or any Agents of a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that Relevant Member State.

D-2

EXHIBIT E

THE ROYAL BANK OF SCOTLAND PLC
THE ROYAL BANK OF SCOTLAND GROUP PLC

RBS NOTESSM

FORM OF AGENT ACCESSION LETTER

_______________, 20__

[Name of Agent]
[Address of Agent]

Ladies and Gentlemen:

The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland, United Kingdom (the “Issuer”), and The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of Scotland, United Kingdom (the “Guarantor”) previously entered into a U.S. Distribution Agreement dated as of August 25, 2010 (the “Distribution Agreement”), among the Issuer, the Guarantor and the other agents signatory thereto (the “Existing Agents”), with respect to the issue and sale from time to time by the Issuer (each, an “offering”) of its senior notes designated as RBS NotesSM (the “Notes”).  A copy of the Distribution Agreement, including the Administrative Procedures with respect to the issuance of the Notes attached thereto as Exhibit C, is attached hereto.  The Notes will be entitled to the benefit of a full and unconditional guarantee by the Guarantor as set forth in an Amended and Restated Indenture dated as of August 13, 2010 among the Issuer, the Guarantor, and The Bank of New York Mellon, acting through its London Branch, as supplemented by the First Supplemental Indenture dated as of August 25, 2010 among the Issuer, the Guarantor, and The Bank of New York Mellon, acting through its London Branch, and Wilmington Trust Company, as trustee for the Notes, and as may be supplemented or amended from time to time.

In accordance with Section 3(f) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Distribution Agreement.

You represent and warrant that you are actually engaged in the investment banking or securities business and that you are a member in good standing of the

Financial Industry Regulatory Authority, Inc. (“FINRA”).  You agree that in making sales of Notes, you will comply with all applicable rules of FINRA, including without limitation, NASD Rules 2720 and 2740.  You represent and warrant that you are fully familiar with the above NASD Rules.  You further represent, by your participation in an offering of the Notes, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to Section (b)(6) of FINRA Rule 5110 (the “Financing Rule”) as such requirements relate to such offering, including, but not limited to information with respect to (x) any arrangement during the period beginning 180 days immediately preceding the required filing date of an offering and through the pricing date (the “Survey Period”), which arrangement provides for the receipt of any item of value or the transfer of any warrants, options, or other securities from the Issuer or the Guarantor to you or your related person(s), (y) any acquisitions of unregistered equity securities of the Issuer or the Guarantor by you or your related person(s) during the Survey Period, or (z) any new arrangement that provides for the receipt of any additional item of value by you or your related person(s) between the pricing date of an offering and the date ending 90 days immediately thereafter.  Terms used in clauses (x), (y) and (z) of the previous sentence and not otherwise defined shall have the respective meanings given to them in the Financing Rule.

You represent and warrant that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws (including, but not limited to, Release 33-7856 (May 4, 2000) and Release 33-7233 (October 6, 1995)) and the NASD Notice – to – Members 98-3 (January 1998) concerning delivery of documents by broker dealers through electronic media.  You agree that you will comply therewith in connection with the delivery of the Time of Sale Information to purchasers of the Notes.

You represent that you understand the requirements of NASD Notice-to-Members 88-101 relating to participation by FINRA members in shelf offerings, NASD Notice-to-Members 05-59 concerning FINRA members’ obligations when selling structured products and NASD Notice – to –  Members 05-26 recommending best practices for reviewing new products.  You agree to comply therewith in connection with any offering of Notes.  You agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this letter, if a selling concession, discount or other allowance is granted to you, you will comply with Rule 2740 of the NASD Conduct Rules.

You agree that in selling Notes pursuant to any offering (which agreement shall also be for the benefit of the Issuer, the Guarantor or other seller of such Notes) you will comply with all applicable rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of FINRA, the applicable rules and regulations of any securities exchange having jurisdiction over the offering, including Rule 15c2-8 of the Exchange Act, Rule 2310 of the NASD Conduct Rules, NYSE Rule 405, NASD Notice-to-Members 03-71 and any other laws, rules or regulations regarding distribution of prospectuses, suitability or diligence to accounts.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement.  Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 5 and 6 of the Distribution Agreement.  By your signature below, you confirm that such documents are to your satisfaction.  For purposes of Section 12 of the Distribution Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Distribution Agreement and the Procedures, as amended or supplemented hereby.

Notwithstanding anything in the Distribution Agreement to the contrary, the obligations of each of the Existing Agents and the Additional Agent(s) are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 7(e) of the Distribution Agreement to contribute any amount in excess of the amount specified in Section 7(f) of the Distribution Agreement.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours, THE ROYAL BANK OF SCOTLAND PLC
By:
Name:
Title:

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND GROUP PLC
By:
Name:
Title:

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the
date first above written

[Insert name of Additional Agent and information pursuant
to Section 12 of the Distribution Agreement]

ANNEX I

FORM OF OPINION OF
DUNDAS & WILSON CS LLP, SCOTTISH SOLICITORS
TO THE ISSUER AND THE GUARANTOR

Based upon and subject to the foregoing and to any matters not disclosed to us, and except as hereinafter qualified, we are of the opinion that so far as the present law of Scotland is concerned and as at the date hereof:

1.
Status and capacity: The Issuer and the Guarantor have been duly incorporated in Scotland as limited liability companies and are validly registered under the law of Scotland, are not in liquidation, and have the corporate power and authority under such law to conduct their respective businesses as described in the Prospectus.

2.
Corporate authority and execution: The creation and issuance of the Guarantee and the Notes, and the execution, delivery and performance by the Issuer and the Guarantor of the Distribution Agreement, any applicable Terms Agreement, the Administration Agreement and the Indenture, is within the corporate power of the Issuer and the Guarantor, and has been duly authorised by all necessary corporate action on the part of the Issuer and the Guarantor, and, insofar as Scots law governs the formalities of execution and delivery thereof, each of the Distribution Agreement, the Amended and Restated Indenture, the First Supplemental Indenture, the Administration Agreement and the form of the Notes including the Guarantee (collectively, the “Documents” and each, a “Document”) has been duly executed and delivered by the Issuer and the Guarantor.

3.
Documents binding: The obligations on the part of the Issuer and the Guarantor under the Documents are, and the obligations on the part of the Issuer and the Guarantor under any Terms Agreement will, on execution and delivery of the same, be, legal, valid and binding obligations of the Issuer and the Guarantor (as the case may be) enforceable against the Issuer and the Guarantor (as the case may be) in the Scottish courts.

4.
Notes binding: The Notes (in global or definitive form) (when executed by the Issuer in accordance with the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Issuer, and (upon their issuance, authentication and delivery, and payment therefor, in accordance with the terms of the Distribution Agreement, any Terms Agreement and the Indenture) will have been duly issued and delivered and the obligations on the part of the Issuer under the Notes will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in the Scottish courts.

5.
Guarantees binding: The Guarantee (upon endorsement on the Notes in accordance with the terms of the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Guarantor, and (upon execution, authentication, issue and delivery of the Notes) the obligations on the part of the Guarantor under the Guarantee will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in the Scottish courts.

6.
Official consents: No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together "consents"), except such consents as may be required under statutory provisions (other than the Companies Act 2006 as it applies to a company having its registered office in Scotland) or regulations or practices applying in Great Britain as a whole, are required by either of the Issuer or the Guarantor, as a result of being a Scottish registered company, for the execution, issue and delivery of the Notes and the Guarantee.

7.
Non-conflict with constitution, laws or litigation: Neither the execution, delivery and performance by each of the Issuer and the Guarantor of the Distribution Agreement, any Terms Agreement, the Administration Agreement and the Indenture, nor the execution, issue, delivery and performance by the Issuer and the Guarantor of the Notes and the Guarantee, will of itself result in any violation in any material respect of:

(a)	the Memorandum or Articles of Association of the Issuer or the Guarantor; or

(b)	any existing applicable mandatory provision of Scots law or regulation; or

(c)	any existing judgment, order or decree of any Scottish court.

8.
Enforcement and choice of law: The Agent would under current practice of the Scottish courts (assuming the effect of Section 16 of the Distribution Agreement and Section 1.14 of the Indenture is not to prorogate the exclusive jurisdiction of the courts in the Borough of Manhattan therein referred to (the New York Courts)) be permitted to commence proceedings in the Scottish courts for enforcement of the Distribution Agreement and the Scottish courts would accept jurisdiction in any proceedings for so long as the Issuer and/or the Guarantor remained domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the governing law of the Indenture and the Distribution Agreement would be upheld as a valid choice of law by that court.

9.
Submission to jurisdiction: The submission by each Company in Section 16 of the Distribution Agreement and Section 1.14 of the Indenture to the jurisdiction of the New York Courts, and the designation, appointment and empowerment by each Company under the said Section 16 and Section 1.14 of an agent for service, would be upheld by the Scottish courts as valid and effective.

10.
Recognition of foreign judgments: In relation to any Guarantee, Note, Terms Agreement or Document which is expressed to be governed by the law of the State of New York as its governing law, a judgment of the New York Courts as the relevant forum would be recognised in Scotland through an action of decree–conform under common law in the Court of Session in Scotland, assuming that (I) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (II) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (III) enforcement of the judgment is not contrary to Scottish public policy.

11.
Enforcement by Holders: Each holder of a Note is (if and when a valid cause of action which is enforceable by a Holder (as defined in the Indenture) arises under the Notes or the Guarantee) entitled to sue as claimant in the Scottish courts for the enforcement of its rights against each of the Issuer or the Guarantor, as applicable, and such entitlement will not be subject to any conditions which are not applicable to residents of Scotland, save that a Scottish court may require a person who is not resident in Scotland to provide security for costs.

ANNEX II
FORM OF OPINION OF LINKLATERS LLP
ENGLISH SOLICITORS TO THE ISSUER AND THE GUARANTOR

Assuming that the Issuer and the Guarantor are resident in the United Kingdom for the purposes of United Kingdom taxation, we are of the opinion that:

1.
A search of the Financial Services Authority website indicates that the Issuer is an institution authorised by the Financial Services Authority under the Financial Services and Markets Act of 2000 (the “FSMA”) to accept deposits in the United Kingdom. It is not necessary for the Issuer or the Guarantor, either to ensure the validity of the Notes, the Guarantee, the Indenture, the Administration Agreement or the Distribution Agreement or to ensure compliance by the Agents with any mandatory provision of English law, for the Issuer or the Guarantor to obtain any other authorisation, approval, consent, order or permission of, or to effect any filing, recording or registration with, any public authority or governmental agency in England or other authorisation from any regulatory authority, government department or court in England (other than any approvals, consents, orders, permissions, filings, recordings, registrations or authorisations required under the Companies Act 1985 and/or the Companies Act 2006 as they apply to a company having its registered office in Scotland (as to which we understand you are relying upon an opinion of Dundas & Wilson CS LLP)) in respect of the execution, delivery or performance of the Notes, the Indenture, the Administration Agreement or the Distribution Agreement.

2.
There are no registration, filing or similar formalities imposed in the United Kingdom upon the Issuer, the Guarantor or the Agents in relation to the issue or offering of the Notes or the issue of the Guarantee by the Guarantor or the performance by the Issuer and the Guarantor of their respective obligations under them, provided that no public offer by the Issuer, the Guarantor or the Agents (or any person acting on their behalf) is made in the United Kingdom, other than in the circumstances set out in Section 86 of the FSMA.

3.
Assuming that the Notes do not carry and have not carried a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital, the statements in the Prospectus Supplement under the section headed “Taxation in The United Kingdom,” insofar as such statements constitute a general summary of both current United Kingdom tax law and United Kingdom H.M. Revenue and Customs’ practice relevant to the issue of the Notes, if any, fairly and accurately summarise the matters referred to therein.

4.
No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes are payable by the Agents on the creation, issue or delivery of the Notes by the Issuer which comprise loan capital falling within the exemption in Section 79(4) and not within Sections 79(5) or (6) of the Finance Act 1986. Furthermore, even if the above exemption does not apply, there will nevertheless be no such United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes payable by the Agents provided that (i) such Agents are not persons falling within any of Sections 93(2), 93(3) or 96 (1) of the Finance Act 1986 and (ii) any other person falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 to whom the Notes are issued or delivered does not seek to pass on the cost of any charge to United Kingdom stamp duty, stamp duty reserve tax or other issue or documentary taxes falling on them to the Agents.

5.
No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes should be payable in the United Kingdom on the creation, issue or delivery by, or on behalf of, the Issuer of any Notes in registered form which comprise loan capital falling within Section 79(4) and not within Sections 79(5) and (6) of the Finance Act 1986, or on the execution and delivery of the Distribution Agreement or the consummation of the transactions contemplated thereby, in respect of such Notes. No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes are payable in the United Kingdom on the execution, issue or delivery of the Guarantee, provided the Notes comprise loan capital falling within Section 79(4) and not within Sections 79(5) and (6) of the Finance Act 1986.

6.	No United Kingdom value added tax will be payable by the Agents in respect of their commissions under the Distribution Agreement.

7.
Payments of interest by the Issuer in respect of the Notes may be made without withholding taxes or duties in the United Kingdom provided that the Issuer is and continues to be a bank within the meaning of Section 991 of the

Income Tax Act 2007 (the “ITA 2007”) and the interest on the Notes is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007 or the Notes are listed on a “recognised stock exchange” within the meaning of section 1005 of the ITA 2007 at the time of the payment: The main market of the New York Stock Exchange is a “recognised stock exchange” for purposes of Section 1005 of the ITA 2007.

8.
If and when a valid cause of action which is enforceable against the Issuer or the Guarantor by a holder of a Note in the English courts arises under the Notes or the Guarantee, each holder of such a Note may, in certain limited circumstances as set out in, and subject always to the terms of the Indenture, bring a claim on the basis of such cause of action as a claimant in the English courts for the enforcement of its rights against the Issuer or the Guarantor, as applicable. A claim on the basis of such cause of action will not be subject to any material procedural rules which are not applicable to claims made by residents of England, save that an English court may take into account when considering the procedural rules and/or legal principles in relation to security for costs and/or forum non conveniens the residency or domicile of a claimant, any submission to the jurisdiction of another court and any pending proceedings in another court.

9.
Neither the execution and delivery of the Distribution Agreement, the Indenture and the Administration Agreement by the Issuer or the Guarantor, nor the compliance by the Issuer or the Guarantor with their respective obligations under the Distribution Agreement, the Indenture or the Administration Agreement will, of itself, breach (A) any mandatory provision of English law of general application binding on the Issuer or the Guarantor, or (B) any covenant of either the Issuer or the Guarantor (other than any financial or similar covenant) contained in any of the following documents:

(a)	Trust Deed dated 11 December 1985 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$350,000,000 undated floating rate primary capital notes;

(b)	First Supplemental Trust Deed dated 1 March 1993 between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting £150,000,000 10½% subordinated bonds 2013;

(c)	Second Supplemental Trust Deed dated 12 August 1993 between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting £200,000,000 9½% undated subordinated bonds;

(d)	Trust Deed dated 10 June 2002 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting €1,250,001,000 fixed/floating rate callable subordinated notes due 2042;

(e)	Trust Deed dated 5 December 2002 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$750,001,000 fixed rate callable subordinated notes due 2042;

(f)	Trust Deed dated 21 May 2003 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$850,001,000 fixed/floating rate callable subordinated notes due 2043;

(g)	Trust Deed dated 10 December 2003 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$650,001,000 fixed/floating rate callable subordinated notes due 2043;

(h)	Trust Deed dated 24 August 2004 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$950,001,000 fixed/floating rate callable subordinated notes due 2044;

(i)
Trust Deed dated 24 August 2004 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$550,001,000 floating rate callable subordinated notes due 2044, as supplemented by a supplemental Trust Deed dated 27 September 2004 constituting an additional U.S.$450,001,000 floating rate callable subordinated notes due 2044;

(j)	Trust Deed dated 12 December 2005 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting €500,001,000 fixed/floating rate callable subordinated notes due 2046;

(k)	Trust Deed dated 8 December 2006 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting £400,001,000 fixed/floating rate callable subordinated notes due 2047; and

(l)	Trust Deed dated 4 October 2007 between the Guarantor and BNY Corporate Trustee Services Limited constituting U.S.$. 1,600,000,000 6.990 per cent. fixed/floating rate preferred capital securities.

For the purposes of the opinion contained in paragraph 9 above we have interpreted the effect of the Distribution Agreement, the Indenture, the Administration Agreement and the Notes as if they were governed by and construed in accordance with English law. Such opinion should not be taken as expressing an opinion as to the observance of any financial or similar covenant contained in the documents listed above.

ANNEX III

FORM OF OPINION OF
DAVIS POLK & WARDWELL llp, U.S. COUNSEL
FOR THE AGENTS

The Registration Statement became effective under the Securities Act and the Indenture qualified under the Trust Indenture Act upon the filing of the Registration Statement with the Commission or before the date hereof pursuant to Rule 462(e).

Based upon the foregoing, we are of the opinion that:

1.
Assuming each of the Amended and Restated Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor insofar as Scots law is concerned, each of the Amended and Restated Indenture and the First Supplemental Indenture has been duly executed and delivered by the Issuer and the Guarantor, and the Indenture is a valid and binding agreement of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.
Assuming the Notes have been duly authorized by the Issuer insofar as Scots law is concerned and, when the Notes have been established in conformity with the provisions of the Indenture and executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and the Notes will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued.

3.
Assuming the Notes have been duly authorized by the Issuer and the Guarantee to be endorsed on each Note by the Guarantor has been duly authorized insofar as Scots law is concerned and, when the Notes (and the Guarantees to be endorsed thereon) have been established in conformity with the provisions of the Indenture and executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid

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for by the purchasers thereof, the Guarantees will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.
Assuming that the Distribution Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor insofar as Scots law is concerned, the Distribution Agreement has been duly executed and delivered by the Issuer and the Guarantor.

5.
Assuming the Administration Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor insofar as Scots law is concerned, the Administration Agreement has been duly executed and delivered by the Issuer and the Guarantor, and the Administration Agreement is a valid and binding agreement of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.	The Issuer is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7.
Except as disclosed in the Prospectus, the execution and delivery by the Issuer and the Guarantor of, and the performance by the Issuer and the Guarantor of their respective obligations under, the Distribution Agreement, the Indenture, the Administration Agreement, the Notes and the Guarantees (collectively, the “Documents”) will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

8.
No consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Issuer and the Guarantor of their respective obligations under the Documents, except such as may be required under federal or state securities or

III-2

Blue Sky laws as to which we express no opinion and except that no opinion is expressed herein with respect to whether the purchase of any Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any laws similar to those provisions.

We have considered the statements included in the Basic Prospectus under the captions “Description of Debt Securities” and “Plan of Distribution (Conflicts of Interest)” and the statements included in the Prospectus Supplement under the captions “Description of Notes” and “Plan of Distribution (Conflicts of Interest)” insofar as they summarize provisions of the Documents. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus Supplement under the caption “United States Federal Income Taxation,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

We wish to point out that the opinion in paragraphs 2, 3, 7 and 8 above and the opinion in the preceding paragraph as to the statements in the Prospectus under the captions “Description of Debt Securities” (in the Base Prospectus) and “Description of Notes” (in the Prospectus Supplement) do not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Securities, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities issued by the Issuer, the Guarantor or by entities affiliated or unaffiliated with the Issuer or the Guarantor, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Securities.

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ANNEX IV

FORM OF 10b-5 LETTER OF
DAVIS POLK & WARDWELL llp, U.S. COUNSEL
FOR THE AGENTS

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

1.
the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

2.	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

a.
the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

b.
the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement or the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1.  It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Act is financial data.

We wish to point out that this letter does not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Securities, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities issued by the Issuer, the Guarantor or by entities affiliated or

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unaffiliated with the Issuer or the Guarantor, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Securities.

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